UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report:  July 14, 2009
(Date of earliest event reported)

INTEL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-06217	94-1672743
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2200 Mission College Blvd., Santa Clara, California	95054-1549
(Address of principal executive offices)	(Zip Code)

(408) 765-8080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Attached hereto as Exhibit 99.1 and incorporated by reference herein is financial information for Intel Corporation for the quarter ended June 27, 2009 and forward-looking statements relating to 2009 and the third quarter of 2009 as presented in a press release of July 14, 2009. The information in this report shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains non-GAAP financial measures that exclude the charge incurred as a result of the European Commission (EC) fine in the amount of €1.06 billion, or about $1.45 billion. In this earnings release the expense associated with the fine is presented separately within operating expenses in the second quarter of 2009. The non-GAAP financial measures disclosed by the company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated.

Management uses operating income, net income and EPS, excluding the EC fine, to conduct and evaluate results of the business, as we believe that analyzing the trends of the underlying business is aided by the removal of the EC fine due to the significant impact it has on comparability. Specifically, in period to period comparisons in our budget and planning process, and with respect to our analysis of actual results, management disregards the EC fine.

The economic substance behind management's decision to use such non-GAAP measures is that the charge in all cases substantially decreases operating income, net income, and earnings per share.  The period to period changes do not reflect and do not provide meaningful comparative information regarding typical operating expenses such as compensation and benefits, depreciation, etc.  The EC fine is not an expense that is expected, budgeted or planned for.  Management believes the non-GAAP financial measures are appropriate for both its own assessment of, and to show the reader, how our performance compares to other periods. The table below shows the significant effect the EC fine has on comparability of these measures:

	Operating Income (Loss)		Net Income (Loss)		Earnings (Loss) per Common Share
(in millions)	Q1 2009	Q2 2009	Q1 2009	Q2 2009	Q1 2009	Q2 2009
GAAP	$647	$(12)	$629	$(398)	$0.11	$(0.07)
Non-GAAP	$647	$1,435	$629	$1,049	$0.11	$0.18

A material limitation associated with the use of these measures as compared to the related GAAP measures is that operating income, net income, and EPS excluding the EC fine do not include all of the costs which are required to be recognized by GAAP, and thus if viewed in isolation may provide less overall understanding of how the EC fine affects the company’s financial results. Management compensates for these limitations by continuing to provide operating income, net income and earnings per common share on a GAAP basis, as prominently as the related non-GAAP measure, to ensure that readers understand the amount of the charges and our GAAP results.

The company discloses this non-GAAP information to the public to enable investors who wish to more easily assess the company’s performance on the same basis applied by management and to ease comparison on both a GAAP and non-GAAP basis to our prior period results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION
(Registrant)

Date: July 14, 2009	By:	/s/ Stacy J. Smith
Stacy J. Smith
Vice President and Chief Financial Officer

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